Exhibit 99.1

Zomedica Pharmaceuticals Corp. Announces Public Offering

ANN ARBOR, Mich., April 07, 2020 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (“Zomedica” or the “Company”), a veterinary diagnostic company, today announced that it has commenced a public offering of its common shares and warrants to purchase common shares. All of the common shares and warrants in the offering will be sold by Zomedica. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

A shelf registration statement on Form S-3 (File No. 333-228926) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission on December 20, 2018, and was declared effective on January 30, 2019. The offering will be made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC's website located at http://www.sec.gov. When available, electronic copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed public offering may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (646) 975-6996, or by email to placements@hcwco.com.

The common shares and the warrants are not being offered to residents of Canada or persons in Canada. The common shares, the warrants and the common shares underlying the warrants are being sold in reliance upon prospectus exemptions under applicable Canadian securities laws on the basis that the securities will not be distributed back into Canada.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) is a veterinary diagnostic company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

Forward-Looking Statements
Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to Zomedica’s expectations regarding the proposed public offering. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: market conditions, anticipated final terms, timing and completion of the proposed public offering, the risk that the proposed public offering will not be consummated, the satisfaction of customary closing conditions related to the proposed public offering and the intended use of net proceeds from the public offering. There can be no assurance that Zomedica will be able to complete the public offering on the anticipated terms, or at all, as well as uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection, risks related to the novel coronavirus disease 2019 (“COVID-19”) and its impact on Zomedica’s business operations generally, including Zomedica’s ability to develop its diagnostic and therapeutic products,  and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA, Interim CEO and CFO
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com